UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2023

Oaktree Capital Group, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
(Address of principal executive offices, including zip code)
(213) 830-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.625% Series A preferred units	OAK-PA	New York Stock Exchange
6.550% Series B preferred units	OAK-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This amendment amends the Current Report on Form 8-K filed by Oaktree Capital Group, LLC, a Delaware limited liability company (the “Company”), on February 16, 2023 (the “Original Report”) to supplement the Original Report with information regarding Mansco Perry’s incentive award in connection with his appointment to the board of directors of the Company (the “Board”).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed in the Original Report, Mr. Perry became eligible to receive an incentive award from the Company following Mr. Perry’s election to the Board. On March 27, 2023, the committee which administers the Oaktree Capital Group, LLC Long-Term Incentive Plan (the “LTIP”) approved an incentive award for Mr. Perry. The LTIP is described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2023. The LTIP award to Mr. Perry has a value of $100,000 and will vest over four years, 25% per year, with the first vesting scheduled to occur on February 15, 2024.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Daniel D. Levin
Name:	Daniel D. Levin
Title:	Chief Financial Officer
Date: March 31, 2023